SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 3, 1998


                        JORDAN AMERICAN HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)



            Florida                 0-18974                 65-0142815
        (State or other         (Commission File          (IRS Employer
        jurisdiction of             Number)             Identification No.)
	incorporation)


  1875 Ski Time Square, Suite One, Steamboat Springs, Colorado	   80487
          (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code   (970) 879-1189


                                      N/A
        (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountants.

     On December 3, 1998, the Registrant engaged the firm of Spicer, Jeffries & Co., Certified Public Accountants, to serve as the independent auditors for the Registrant for the fiscal year ending December 31, 1998, and thereafter. The Registrant selected this firm for its reputation in auditing Investment advisers, broker-dealers, public companies and commodity pools and for the reasonableness of its fee estimate for the 1998 annual audit.

     Prior to the engagement, neither the Registrant nor anyone on its behalf consulted Spicer, Jeffries & Co. regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Registrant's financial statements. In addition, because there had been no disagreements with the Registrant's former independent auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or other event identified in Item 304(a)(1)(iv) of Regulation S-B, the Registrant could not have had any consultation prior to engagement with Spicer, Jeffries & Co. about any such matters.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 7, 1998                JORDAN AMERICAN HOLDINGS, INC.
                                                (Registrant)


                                       By:  /s/ Charles R. Clark
                                                Charles R. Clark,
                                                Chief Executive Officer


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